EXHIBIT 10.5

                             MUTUAL GENERAL RELEASE

MUTUAL GENERAL RELEASE dated as of April 27, 2005 by and between Datameg Corporation, a New York corporation and Andrew Benson.

1. General Release. Each of the parties hereto, on behalf of himself or itself, and his or its respective past, present, and future employees, officers, directors, agents, attorneys, representatives, affiliates, predecessors, heirs, successors and assigns, hereby absolutely, unconditionally and completely releases, remises and forever discharges the other party hereto and his or its respective past, present, and future employees, officers, directors, agents, attorneys, representatives, affiliates, predecessors, heirs, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, agreements, torts, damages, claims, obligations and liabilities whatsoever, of every name and nature, both in law and in equity, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, no matter how arising, that either of the parties may have against the other, up to and including the date hereof.

2. General.

    a. This Agreement contains the entire understanding of the parties hereto relating to the matters referenced herein and may only be amended by a written instrument, duly executed on behalf of the respective parties.

    b. This general release is under seal and shall be construed pursuant to the laws of The Commonwealth of Massachusetts, without regard to principles of conflict of laws.

    c. This Agreement shall be deemed to have been jointly drafted by the parties for all purposes involving its construction and enforcement. The Agreement will be interpreted in accordance with its fair meaning and will not be construed strictly against any party.

    d. This instrument shall be binding upon the parties hereto, and their respective successors, assigns, heirs, and legal representatives.

    e. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Datameg Corporation


By: /s/ Andrew Benson	       /s/ Andrew Benson
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Name: Andrew Benson	          Andrew Benson
Title: Chairman of the Board